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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT



Name                                    Jurisdiction of Incorporation
----                                    -----------------------------

AnswerThink Consulting Group, Inc.      Delaware
The Hackett Group, Inc.                 Ohio
Delphi Partners, Inc.                   New Jersey
Legacy Technology, Inc.                 Massachusetts